CONSULTING AGREEMENT

         AGREEMENT made this 28th day of September, 2000, by and between EB Consulting, a joint venture of Ed Heil and Bret Jenkins, hereinafter referred to as the "Consultant," and Community Home Mortgage Corporation whose principal place of business is located at 510 Broadhollow Road, Melville, NY 11747 hereinafter referred to as "Company."

         WHEREAS, the Company desires to engage the services of the Consultant to perform consulting services for the Company regarding its current business and planned future business as an independent contractor and not as an employee; and

         WHEREAS, Consultant desires to consult with the Board of Directors, the officers of the Company, and the administrative staff, and to undertake for the Company consultation as to the direction of certain functions in said management;

         NOW, THEREFORE, it is agreed as follows:

1. Term. The respective duties and obligations of the contracting parties shall be for a period of one year.

2. Consultations. Consultant shall be available to consult with the Board of Directors, the officers of the Company, and the heads of the administrative staff, at reasonable times, concerning matters pertaining to the general business management of the Company, the fiscal policies of the Company, the relationship of the Company with its employees or with any organization representing its employees, and, in general, the important problems of concern in the business affairs of the Company. Consultant shall not represent the Company, its Board of Directors, its officers or any other members of the Company in any transactions or communications nor shall Consultant make claim to do so. Consultant understands that certain information to be provided by the Company concerning the business and operations of the Company, its subsidiaries, and affiliates will be confidential information and will be treated by Consultant as such. Consultant will not, directly or indirectly, make use of such information or divulge any such information to others except as authorized by the Company.

3. Liability. With regard to the services to be performed by the Consultant pursuant to the terms of this agreement, the Consultant shall not be liable to the Company, or to anyone who may claim any right due to any relationship with the Corporation, for any acts or omissions in the performance of services on the part of the Consultant or on the part of the agents or employees of the Consultant, except when said acts or omissions of the Consultant are due to willful misconduct or gross negligence. The Company shall hold the Consultant free and harmless from any obligations, costs, claims, judgments, attorneys' fees, and attachments arising from or growing out of the services rendered to the Company pursuant to the terms of this agreement or in any way connected with the rendering of services, except when the same shall arise due to the willful misconduct or gross negligence of the Consultant and the Consultant is adjudged to be guilty of willful misconduct or gross negligence by a court of competent jurisdiction.

4. Compensation. The Consultant shall receive compensation from the Company for the performance of the services to be rendered to the Company pursuant to the terms of the agreement $100,000 or two and one-half percent (2.5%) of the issued and outstanding shares of common stock of the Company, at the Company's option. If payment is made in the form of common stock, such shares of common stock shall be deposited in an escrow account with a law firm selected by the Company and be subject to a mutually acceptable escrow agreement. If Company is unable to clear comments received from the Securities and Exchange Commission relating to the Information Statement or Form 10, then Company shall be entitled to a refund of all shares of its common stock previously paid to Consultant The common stock shall be registered as soon as practicable with the Securities and Exchange Commission on Form S-8 or other form of registration if Form S-8 is not available at Consultant's expense. In addition, the Company shall reimburse the Consultant for any reasonable out of pocket expenses incurred by the Consultant pursuant to the terms of this agreement that were approved by the Company.

5. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be resolved by arbitration in accordance of the rules of the American Arbitration Association in the City of New York, and judgment upon the award rendered by the arbitrator(s) shall be entered in any court having jurisdiction thereof. For that purpose, the parties hereto consent to the jurisdiction and venue of an appropriate court located in New York County, State of New York. In the event that arbitration results from or arises out of this Agreement or the performance thereof or litigation to enforce any award entered therein, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled. In the event of any such claim or controversy, no action shall be entertained by said arbitration if initiated more than one year subsequent to the date the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.

         IN WITNESS WHEREOF, the parties have hereunto executed this Agreement on the 28th day of September, 2000.

COMMUNITY HOME MORTGAGE CORPORATION



By:
   ----------------------------
Its:



EB CONSULTING

By: /s/ Ed Heil
   ---------------------------
   Ed Heil, Partner

By: /s/ Bret Jenkins
   ---------------------------
   Bret Jenkins